                                                                      Exhibit 4

                    COMMON STOCK PURCHASE WARRANT AGREEMENT
                    ---------------------------------------

     This Common Stock Purchase Warrant Agreement is made as of
______________________, 2000, by and between Ocean West Holding Corporation and Reliance Trust Company (the "Warrant Agent").

     WHEREAS, the Company has determined to issue and deliver Common Stock Purchase Warrants (the "Warrants") entitling the holders of the Warrants to purchase an aggregate of 1,000,000 Common Shares of the Company;

     WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they will be issued and may be exercised, and the respective rights, limitations and immunities of the Company, the Warrant Agent and the holders of the Warrants; and

     WHEREAS, all acts and things necessary have been done and performed to make the Warrant, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided in this Agreement, the valid, binding and legal obligation of the Company, and to authorize the execution and delivery of this Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

                                   Article I
                  Execution and Countersignature of Warrants


     1.01.   Execution and Countersignature of Warrants.
             ------------------------------------------

             (a) Each Warrant, whenever issued, shall be dated ________________________, shall be substantially in the form of Exhibit A
                                                                ---------
attached hereto and incorporated hereby, and shall be signed by, or bear the facsimile signature of, the President or a Vice President and of the Secretary or an Assistant Secretary of the Company. If any officer whose facsimile signature has been placed upon any Warrant ceases to be that officer before the Warrant is issued, the Warrant may be issued with the same effect as if the officer had not ceased to be that officer on the date of issuance.

             (b) No Warrant may be exercised until it has been countersigned by the Warrant Agent. The Warrant Agent shall countersign a Warrant only if:

                   (i) the Warrant is to be issued in exchange or substitution for one or more previously countersigned Warrants, as provided in this Agreement, or

                   (ii)   the Company instructs the Warrant Agent to do so.

             (c) Unless and until countersigned by the Warrant Agent pursuant to this Agreement, a Warrant is invalid and of no effect.


                                  Article II
               Warrant Price, Duration and Exercise of Warrants


     2.01.   Warrant Price.  Each Warrant, when countersigned by the Warrant
             -------------
Agent, shall entitle the holder of the Warrant, subject to the provisions of this Agreement, to purchase from the Company the number of Common Shares stated in the Warrant at the price of eight dollars ($8.00) per share, subject to the adjustments provided in Article III of this Agreement. The Warrant Price as used herein shall refer to the price per share at which Common Shares may be purchased at the time a Warrant is exercised.

     2.02.   Duration of Warrants.  Warrants may be exercised only on or
             --------------------
before a date that is eighteen (18) months after the date of the Warrants (the "Expiration Date"). Notwithstanding the foregoing, if notice has been given as provided in Article III hereof in connection with the liquidation, dissolution or winding up of the Company, the Warrants shall expire at the close of business on the third full business day before the date specified in the notice as the record date for determining holders of stock entitled to receive any distribution upon the liquidation, dissolution or winding up; provided, however, that such date is at least five (5) business days after the date of the notice.

     2.03.   Exercise of Warrants.
             --------------------

             (a) A Warrant, when countersigned by the Warrant Agent, may be exercised by surrendering it at the office of the Warrant Agent in Atlanta, Georgia, or at the office of its successor as warrant agent, prior to the close of business of the Warrant Agent on the Expiration Date or such earlier date as may be applicable with the exercise form set forth in the Warrant duly completed and executed, and by paying in full, in lawful money of the United States, the Warrant Price for each full Common Share as to which the Warrant is exercised, and any applicable taxes. Notwithstanding the foregoing, the Company is only required to use reasonable efforts which will permit the purchase and sale of the Common Shares underlying the Warrants and is not required to qualify the Warrants or the Common Shares underlying the Warrants in any state.

             (b) As soon as practicable after the exercise of any Warrant, the Company shall issue to, or upon the order of, the holder or holders of the Warrant, in whatever name or names the Warrant holder may direct, a certificate or certificates for the number of full Common Shares to which the holder or holders are entitled, registered in the name or names specified by the holder or holders, and, if the Warrant is not exercised in full (except with respect to a remaining fraction of a share), a new countersigned Warrant for the number of shares (including fractional shares) as to which the Warrant has not been exercised. All Warrants surrendered shall be canceled by the Company.

             (c) If the same holder of one or more Warrants exercises the purchase rights under the Warrants in the same transaction in a manner that leaves the right to purchase a fraction of a share unexercised, the Company shall pay a cash adjustment with respect to that final fraction in an amount equal to the same fraction of the current market price of one Common Share on the business day that next precedes the day of exercise reduced by the same fraction of the Warrant Price of one Common Share on that day. For this purpose, the current market price shall be the price of one Common Share on the principal stock exchange on which the Common Shares is traded on the next preceding business day, or, if no sales take place on that day or if the Common Shares are not then listed on a stock exchange, the average of the reported bid and asked prices on that day in the over-the-counter market.

             (d) All Common Shares issued upon the exercise of a Warrant shall be duly and validly issued, fully paid and nonassessable, and the Company shall pay all taxes in connection with the issuance of such shares. The Company shall not be required to pay any tax imposed in connection with any transfer involved in the issuance of a certificate for Common Shares in any name other than that of the holder or holders of the Warrant surrendered in connection with the purchase of the shares. In this case the Company shall not be required to issue or deliver any stock certificate until the tax has been paid.

             (e) Each person in whose name any certificate for Common Shares is issued shall be deemed to have become the holder of record of the shares on the date on which the Warrant was surrendered and payment of the Warrant Price and any applicable taxes was made, irrespective of the date of delivery of the certificate, except that, if the date of surrender and payment is a date when the stock transfer books of the Company are closed, a person shall be deemed to have become the holder of shares at the close of business on the next succeeding date on which the stock transfer books are open. Except as otherwise provided in
Article III, each person holding any shares received upon exercise of Warrants shall be entitled to receive only dividends or distributions which are payable to holders of record on or after the date on which the person is deemed to become the holder of record of such shares.


                                  Article III
                                  Adjustments

     3.01.   Stock Dividends - Split-Ups.  If after the date of this
             ---------------------------
Agreement, and subject to the provisions of Section 3.07 hereof, the number of outstanding Common Shares of the Company is increased by a stock dividend payable in Common Shares or by a split-up of Common Shares, then, on the day following the date fixed for the determination of holders of Common Shares entitled to receive the stock dividend or split-up, the number of shares issuable on exercise of each Warrant shall be increased in proportion to the increase in outstanding shares and the then applicable Warrant Price shall be correspondingly decreased.

     3.02.   Aggregation of Shares.  If after the date of this Agreement, and
             ---------------------
subject to the provisions of Section 3.07 hereof, the number of outstanding Common Shares of the Company is decreased by a combination or reclassification of Common Shares, then, after the effective date of the combination or reclassification, the number of Common Shares issuable on exercise of each Warrant shall be decreased in proportion to the decrease in outstanding Common Shares and the then applicable Warrant Price shall be correspondingly increased.

     3.03.   Special Stock Dividends.  If after the date of this Agreement,
             -----------------------
and subject to the provisions of Section 3.07 hereof, shares of any class of stock of the Company (other than Common Shares) are issued by way of a stock dividend on outstanding Common Shares, then, commencing with the day following the date fixed for the determination of holders of Common Shares entitled to receive the stock dividend, in addition to any Common Share receivable upon exercise of the Warrants, the Warrant holders upon exercise of the Warrants shall be entitled to receive, as nearly as practicable, the same number of shares of dividend stock, plus any shares issued upon any subsequent change, replacement, subdivision or combination of the stock dividend, to which the holders would have been entitled if their Warrants would have been exercised immediately prior to the stock dividend. No adjustment in the Warrant Price shall be made merely by virtue of the happening of any event specified in this
Section 3.03.

     3.04.   Reorganization, Etc.  If after the date of this Agreement any
             --------------------
capital reorganization or reclassification of the Common Shares of the Company, or consolidation or merger of the Company with another corporation, or sale of all or substantially all of its assets to another corporation is effective, then, as a condition of the reorganization, reclassification, consolidation, merger or sale, lawful and fair provision shall be made whereby the Warrant holders after the transaction shall have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Common Shares of the Company purchasable and receivable immediately prior to the transaction upon the exercise of the rights represented by the Warrants, the shares of stock, securities or assets that may be issued or payable with respect to or in exchange for a number of outstanding Common Shares equal to the number of Common Shares purchasable and receivable immediately prior to the transaction upon the exercise of the rights represented by the Warrants if the reorganization, reclassification, consolidation, merger or sale had not taken place. Appropriate provisions shall be made in connection with a reorganization, reclassification, consolidation, merger or sale with respect to the rights and interests of the Warrant holders to the end that the provision of this Agreement (including, without limitation, provisions for adjustments of the Warrant Price and of the number of shares purchasable upon exercise of the Warrants) shall immediately after the transaction be applicable as nearly as possible to any shares of stock, securities or assets deliverable immediately after the transaction upon the exercise of the Warrants. The Company shall not effect any consolidation, merger or sale unless, prior to the consummation of the transaction, the successor corporation (if other than the Company) resulting from the consolidation or merger, or the corporation purchasing the assets, assumes by written instrument executed and delivered to the Warrant Agent the obligation to deliver to the Warrant holders the shares of stock, securities or assets in accordance with the foregoing provisions that the holders may be entitled to purchase.

     3.05.   Notice of Change in Warrant.  Upon any adjustment of the Warrant
             ---------------------------
Price or the number of shares issuable on exercise of a Warrant, then and in each case the Company shall give written notice of the adjustment to the Warrant Agent. The notice shall state the Warrant Price resulting from the adjustment and the increase or decrease, if any, in the number of shares purchasable at that price upon exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based. The Company shall mail or cause to be mailed to each holder of Warrants at the address registered with the Company, a notice setting forth such change or adjustment. Failure to file a statement or to give notice, or any defect in a statement or notice, shall not affect the legality or validity of the changes or adjustments.

     3.06.   Other Notices.  In case at any time:
             -------------

             (a) the Company pays any dividends payable in stock upon its Common Shares or makes any distributions (other than regular cash dividends) to the holders of its Common Shares;

             (b) the Company offers for subscription pro rata to the holders of its Common Shares any additional shares of stock of any class or any other rights;

             (c) there is a capital reorganization, a classification of the capital stock of the Company or a consolidation or merger of the Company with, or a sale of all or substantially all of its assets to, another corporation; or

             (d) there is a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of these cases, the Company shall give written notice in the manner set forth in Section 3.05 of this Agreement of the date on which
(i) the books of the Company close or a record is taken for the dividend, distribution or subscription rights, or (ii) the reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up takes place. The notice also shall specify the date as of which the holders of record of Common Shares shall participate in dividend, distribution or subscription rights, or shall be entitled to exchange their Common Shares for securities or other property deliverable upon the reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up. The notice shall be given and published at least twenty (20) days prior to the transaction in question and not less than 20 days prior to the record date or the date on which the Company's transfer books are closed with respect to the transaction. Failure to give or publish the notice, or any defect in the notice, shall not affect the legality or validity of any transaction covered or to be covered in the notice.

     3.07.   Limitation on Fractions.  Notwithstanding anything in Sections
             -----------------------
3.01 or 3.02 hereof to the contrary, cumulative adjustments in the number of shares issuable upon exercise of Warrants shall be made only to the nearest multiple of one-tenth (1/10) of a share, i.e., fractions of less than five-hundredths (5/100) of a share shall be disregarded and fractions of five-hundredths (5/100) of a share or more shall be treated as being one-tenth (1/10) of a share.

     3.08.   Form of Warrant.  The form of Warrant need not be changed due to
             ---------------
any change pursuant to this article, and Warrants issued after a change may state the same Warrant Price and the same number of shares as is stated in the Warrants initially issued pursuant hereto. However, at any time in its sole discretion, the Company may make any change in the form of Warrant that it may deem appropriate and that does not affect the substance of the Warrants. Any Warrant subsequently issued and countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

                                  Article IV
          Other Provisions Relating to Rights of Holders of Warrants

     4.01.   No Rights as Stockholder Conferred by Warrants.  A Warrant does
             ----------------------------------------------
not entitle its holder to any of the rights of a stockholder of the Company.

     4.02.   Lost, Stolen, Mutilated or Destroyed Warrants.  If any Warrant is
             ---------------------------------------------
lost, stolen, mutilated or destroyed, the Company and the Warrant Agent may issue a new Warrant of like denomination, tenor and date as the Warrant so lost, stolen, mutilated or destroyed. Any such issuance of a new Warrant shall be on whatever terms and conditions with respect to indemnity or otherwise that the Company and Warrant Agent may in their sole discretion impose (which shall, in the case of a mutilated Warrant, include the surrender of the Warrant). Any new Warrant shall constitute an original contractual obligation of the Company, regardless of whether the allegedly lost, stolen, mutilated or destroyed Warrant is at any time enforceable by anyone.

     4.03.   Reservation of Common Shares.  The Company shall at all times
             ----------------------------
reserve and keep available the number of its authorized but unissued Common Shares which is sufficient to permit the exercise in full of all outstanding Warrants. If at any time the number of authorized but unissued Common Shares is not sufficient for these purposes, the Company shall take such corporate action as, in the opinion of counsel, may be necessary to increase its authorized but unissued shares to the number of shares sufficient for these purposes. The Warrants, and the Common Shares issuable upon exercise of the Warrants, have been registered under the Securities Act of 1933, as amended.

                                   Article V
                      Ownership and Transfer of Warrants

     5.01.   Ownership of Warrants.  Warrants issued pursuant to this
             ---------------------
Agreement shall be treated as owned only by the holder of record as determined by the Warrant Agent.

     5.02.   Transfer of Warrants.  After countersignature by the Warrant
             --------------------
Agent in accordance with the provisions of this Agreement, one or more Warrants may be surrendered to the Warrant Agent for transfer and, upon their cancellation, the Warrant Agent shall countersign and deliver in exchange one or more new Warrants, as requested by the holder of the canceled Warrant or Warrants, for purchase of the same aggregate number of shares as were evidenced by or applicable to the Warrant or Warrants so canceled. The Company shall give notice to the registered holders of the Warrants of any change in the address, or in the designation, of the Warrant Agent.

                                  Article VI
                                 Warrant Agent

     6.01.   Resignation, Consolidation or Merger of Warrant Agent.
             -----------------------------------------------------

             (a) The Warrant Agent, or any successor, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days notice in writing to the Company, except that shorter notice may be given if the Company, in writing, accepts such shorter notice as sufficient. If the office of Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent.

             (b) If the Company fails to make an appointment within sixty (60) days after it has been notified in writing of a resignation or an incapacity by the resigning or incapacitated Warrant Agent or by the holder of a Warrant (who must, with any notice, submit the Warrant for inspection by the Company), then the holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a successor Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by a court, must be a corporation organized, doing business and in good standing under the laws of the United States of America or of any State, authorized under the laws under which it is governed to exercise corporate trust powers, be subject to supervision or examination by federal or state authorities, and have a combined capital and surplus of not less than $5,000,000. The combined capital and surplus of any successor Warrant Agent shall be deemed to be the combined capital and surplus set forth in the most recent report of its condition published prior to its appointment, provided that these reports are published at least annually pursuant to law or to the requirements of a federal or state supervision or examining authority.

             (c) After appointment, any successor Warrant Agent shall be vested with all the authorities, powers, rights, immunities, duties and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent under this Agreement without any further act or deed. However, if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the Company's expense, an instrument transferring to a successor Warrant Agent all the authority, powers, rights, immunities, duties and obligations of a Warrant Agent hereunder. Not later than the effective date of any appointment the Company shall give notice of the appointment to the predecessor Warrant Agent to each transfer agent for its Common Shares and to the registered holders of the Warrants. Failure to give notice, or any defect in a notice, shall not affect the validity of the appointment of a successor Warrant Agent.

             (d) Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the

Warrant Agent is a party shall be the successor Warrant Agent under this Agreement without any further act.

     6.02.   Fees and Expenses of Warrant Agent.  The Company shall (a) pay
             ----------------------------------
the Warrant Agent reasonable remuneration for its services as Warrant Agent hereunder and reimburse the Warrant Agent upon demand for all expenditures that it may reasonably incur in the execution of its duties hereunder, for example and not by way of limitation, including the cost of legal counsel utilized by Warrant Agent pursuant to Section 6.03(a) hereof; and (b) perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all further and other acts, instruments and assurances that reasonably may be required by the Warrant Agent to carry out or perform this Agreement.

     6.03.   Additional Provisions.
             ---------------------

             (a) The Warrant Agent may consult with legal counsel (who may be legal counsel for the Company) and the opinion of legal counsel shall be full and complete authorization and protection to the Warrant Agent with respect to any action taken or omitted by it in good faith and in accordance with the opinion.

             (b) Whenever in the performance of its duties under this Agreement the Warrant Agent deems it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, the fact or matter (unless other evidence with respect thereto is specifically prescribed in this Agreement) may be deemed to be conclusively proved and established by a statement signed by the President or a Vice President or the Treasurer or an Assistant Treasurer or the Controller or the Secretary of the Company and delivered to the Warrant Agent. However, in its discretion, the Warrant Agent may in lieu of a signed statement accept other evidence of a fact or matter or may require further or additional evidence that to it may seem reasonable.

             (c) The Warrant Agent shall be liable hereunder only for its own negligence or willful misconduct.

             (d) The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recital contained in this Agreement or in the Warrants (except its countersignature of the Warrants) or be required to verify the statements or recitals, and all of these statements and recitals are and shall be deemed to have been made only by the Company.

             (e) The Warrant Agent shall not be responsible for (i) the validity of this Agreement, (ii) the execution and delivery of this Agreement or the validity and execution of any Warrants (except its countersignature or execution of the Warrants), (iii) any breach by the Company of any covenant or condition contained herein or in any Warrant, (iv) the making of any adjustment required by Article III of this Agreement or (v) the manner, method or amount of any adjustment or the ascertaining of the existence of facts that would require any adjustment. The Warrant Agent also, by any act under or pursuant hereto, shall not be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant hereto, as to any Warrant or as to whether, when issued, Common Shares shall be duly and validly issued, fully paid and nonassessable.

     6.04.   Acceptance of Agency.  The Warrant Agent hereby accepts the
             --------------------
agency established by this Agreement and agrees to perform this Agreement upon the terms and conditions set forth herein. Among other things, the Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all moneys received by it for the purchase of Common Shares through the exercise of Warrants.

                                  Article VII
                                 Other Matters

     7.01.   Payment of Taxes.  The Company shall from time to time promptly
             ----------------
pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in connection with the issuance or delivery of Common Shares upon the exercise of Warrants, but the Company shall not be required to pay any transfer taxes or income taxes in connection with the Warrants or shares.

     7.02.   Modification of Agreement.  Without the consent or concurrence of
             -------------------------
the holders of the Warrants, the Warrant Agent may by supplemental agreement or otherwise concur with the Company in making any changes or corrections in this Agreement that it is advised by counsel (who may be counsel for the Company) are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error contained herein.

     7.03.   Successors.  All the covenants and provisions of this Agreement
             ----------
by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     7.04.   Notices and Demands to Company and Warrant Agent.  Any notice or
             ------------------------------------------------
demand authorized by this Agreement to be given or made by the Company, the Warrant Agent or by the holder of any Warrant shall be sufficiently given or made if sent by certified or registered mail, postage prepaid, addressed (until another address is filed in writing), as follows:

             To the Company:           Ocean West Holding Corporation
                                       15991 Redhill Avenue, Suite 110
                                       Tustin, California 92780
                                       Attn: Daryl S. Meddings

             To the Warrant Agent:     Reliance Trust Company
                                       3384 Peachtree Road, NE
                                       Atlanta, Georgia 30326
                                       Attn: _______________________

     7.05.   Applicable Law.  The validity, interpretation and performance of
             --------------
this Agreement and of the Warrants shall be governed by the laws of the State of Delaware.

     7.06.   Persons Having Rights Under This Agreement.  Nothing expressed in
             ------------------------------------------
this Agreement and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties to this Agreement and the holders of the Warrants any right, remedy or claim under or by reason of this Agreement or of any covenant, conditions, stipulation, promise or agreement contained herein, and all covenants, conditions, stipulations, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and of the holders of the Warrants.

     7.07.   Examination of Agreement.  A copy of this Agreement shall be
             ------------------------
available at all reasonable times at the office of the Warrant Agent for inspection by the holder of any Warrant. The Warrant Agent may require the holder seeking inspection to submit the Warrant for inspection by it.

     7.08.   Effect of Headings.  The article and section headings in this
             ------------------
Agreement are for convenience only and are not part of this Agreement and shall not affect the interpretation hereof.

     WITNESS the signatures of the parties to this Agreement as of the day first above written.


                              Ocean West Holding Corporation

                              By:
                                  -----------------------------------------
                              Title:
                                     --------------------------------------

                              Reliance Trust Company

                              By:
                                 ------------------------------------------
                              Title:
                                    ---------------------------------------